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EXHIBIT 11

                          DURA PHARMACEUTICALS, INC.
              STATEMENTS RE COMPUTATIONS OF NET INCOME PER SHARE



                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                ---------------------------
                                                    1996           1997
                                                ------------   ------------
PRIMARY NET INCOME PER SHARE:                           (unaudited)

Net Income . . . . . . . . . . . . . . . . . .  $  4,056,669   $  8,786,698
                                                ------------   ------------
                                                ------------   ------------

Weighted Average Number of Common and Common
 Equivalent Shares:
  Common stock . . . . . . . . . . . . . . . .    31,376,316     43,351,112
  Stock options. . . . . . . . . . . . . . . .     1,932,038      1,174,639
  Warrants . . . . . . . . . . . . . . . . . .     2,391,264      2,714,066
                                                ------------   ------------
    Total  . . . . . . . . . . . . . . . . . .    35,699,618     47,239,817
                                                ------------   ------------
                                                ------------   ------------

Net Income per Share . . . . . . . . . . . . .  $       0.11   $       0.19
                                                ------------   ------------
                                                ------------   ------------

FULLY DILUTED NET INCOME PER SHARE:

Net Income . . . . . . . . . . . . . . . . . .  $  4,056,669   $  8,786,698
                                                ------------   ------------
                                                ------------   ------------

Weighted Average Number of Common and Common
 Equivalent Shares Assuming Issuance of All
 Dilutive Contingent Shares:
  Common stock . . . . . . . . . . . . . . . .    31,376,316     43,351,112
  Stock options. . . . . . . . . . . . . . . .     2,089,796      1,174,028
  Warrants . . . . . . . . . . . . . . . . . .     2,459,278      2,713,828
                                                ------------   ------------
    Total  . . . . . . . . . . . . . . . . . .    35,925,390     47,238,968
                                                ------------   ------------
                                                ------------   ------------

Net Income per Share . . . . . . . . . . . . .  $       0.11   $       0.19
                                                ------------   ------------
                                                ------------   ------------